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Exhibit 3.3

State of Delaware Secretary of State Division of Corporations Delivered 12:00 PM 12/13/2007 FILED 11:55 AM 12/13/2007 SRV 071318115—4262703 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

KGEN POWER CORPORATION

        KGen Power Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

        1.     The name of the Corporation is KGen Power Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 4, 2006.

        2.     The effective date (the "Effective Date") of this Certificate of Amendment to the Certificate of Incorporation shall be the date it is filed with the Secretary of State of the State of Delaware.

        3.     This Certificate of Amendment to the Certificate of Incorporation has been duly proposed by resolutions, adopted and declared advisable unanimously by the Board of Directors of the Corporation, duly adopted by majority vote of the stockholders of the Corporation, and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103, 141, 216 and 242 of the DGCL.

        4.     Article XIII of the Certificate of Incorporation, is hereby amended by deleting Article XIII in its entirety and substituting therefore a new Article XIII as follows:

"ARTICLE XIII

        Intentionally omitted."

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chief Financial Officer and attested by its Secretary this 13th day of December, 2007.

KGEN POWER CORPORATION

By:	/s/ Richard McLean
Name:	Richard McLean
Title:	Chief Financial Officer

ATTEST

By:	/s/ William Marlow
Name:	William Marlow
Title:	Secretary

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  Exhibit 3.3
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF KGEN POWER CORPORATION